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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated March 21, 1997 included in MicroOptical Devices, Inc.'s financial statements as of December 31, 1996 and 1995. It should be noted that we have not audited any financial statements of MicroOptical Devices, Inc. subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.



                                        /s/ ARTHUR ANDERSEN LLP

Albuquerque, New Mexico
December 23, 1997